As filed with the Securities and Exchange Commission on February 2, 2000
------------------------------------------------------------------------------

                                                       FILE NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        NORTHBROOK LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)


             ARIZONA                                          36-3001527
   (State or Other Jurisdiction                             (I.R.S. Employer
 of Incorporation or Organization)                       Identification Number)

                                3100 Sanders Road
                           Northbrook, Illinois 60062
                                  847/402-5000
            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                        NORTHBROOK LIFE INSURANCE COMPANY
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-2400
       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

BRUCE A. TEICHNER, ESQ.                      DANIEL J. FITZPATRICK, ESQ.
ALLSTATE LIFE INSURANCE COMPANY              DEAN WITTER REYNOLDS INC.
3100 SANDERS ROAD, SUITE J5B                 TWO WORLD TRADE CENTER
NORTHBROOK, ILLINOIS  60062                  NEW YORK, NEW YORK 10048





Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/



                         CALCULATION OF REGISTRATION FEE

======================================================================================================


Title of Securities     Amount To Be     Proposed Maximum        Proposed Maximum         Amount
To Be Registered        Registered(1)    Aggregate Price Per    Aggregate Offering   of Registration
                                               Unit                  Price(1)             Fee(3)
-------------------- ------------------- ------------------------ -------------------- ---------------
Deferred Annuity         $300,000,000            (2)                $300,000,000          $79,200
Contracts and
Participating
Interests Therein
-------------------- ------------------- ------------------------ -------------------- ---------------

(1) Estimated solely for purposes of determining the registration fee.

(2) The Contract does not provide for a predetermined amount or number of units.

(3) Of the $250,000,000 of units of interest under annuity contracts previously registered under Registration Statement No. 033-90272, $80,000,000, for which a filing fee of $27,586.40 was previously paid, are being carried forward pursuant to Rule 429.


Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                Explanatory Note




Registrant is filing this registration statement for the sole purpose of registering additional interests under deferred annuity contracts previously described in the May 1, 1999 prospectus contained in Registrant's Form S-3 registration statement (File No. 033-90272). Registrant incorporates herein by reference that May 1, 1999 prospectus, which remains unchanged.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Northbrook Life Insurance Company ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.    Description

(1) Form of Underwriting Agreement (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Form N-4 registration Statement of Northbrook Variable Annuity Account II of Northbrook Life Insurance Company (File No. 033-35412)dated December 31, 1996).

(2)  None

(4) Form of Northbrook Life Insurance Company Flexible Premium Deferred Annuity Certificate and Application (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form S-1 on Form S-3 registration statement of Registrant (File No. 33-90272) dated April 29, 1999).

(5)  Opinion of General Counsel re: Legality

(8)  None

(12) None

(15) None

(23)(a) Independent Auditors' Consent

(23)(b) Consent of Attorneys

(24) Powers of Attorney

(25) None

(26) None

(27) Not applicable

(99) Form of Resolution of Board of Directors (Incorporated herein by reference to Post-Effective Amendment No. 3 to Form S-1 registration statement of Registrant (File No. 033-84480) dated April 1, 1997).

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant, Northbrook Life Insurance Company, pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it will meet all of the requirements for the filing of Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, in the Township of Northfield, State of Illinois, on the 2nd day of February, 2000.

                        NORTHBROOK LIFE INSURANCE COMPANY
                                  (REGISTRANT)


(SEAL)
                            /s/ MICHAEL J. VELOTTA
                   By:      -----------------------------------
                            Michael J. Velotta
                            Vice President, Secretary and
                            General Counsel


Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of February, 2000.


*/THOMAS J. WILSON, II               Director, President and
 Thomas J. Wilson, II                Chief Operating Officer
                                     (Principal Executive Officer)

/s/MICHAEL J. VELOTTA                Director, Vice President,
---------------------                Secretary, and General Counsel
 Michael J. Velotta

*/JOHN R. HUNTER                     Director and Vice President
John R. Hunter

*/KEVIN R. SLAWIN                    Director and Vice President
Kevin R. Slawin                      (Principal Financial Officer)

*/CASEY J. SYLLA                     Director and Chief Investment Officer
 Casey J. Sylla

*/SAMUEL H. PILCH                    Controller
Samuel H. Pilch                      (Principal Accounting Officer)



*/ By Michael J. Velotta, pursuant to Powers of Attorney filed herewith.

                                  EXHIBIT LIST




The following exhibits are filed herewith:

Exhibit No.    Description

(5)            Opinion of General Counsel re:  Legality
(23)(a)        Independent Auditors' Consent
(23)(b)        Consent of Attorneys
(24)           Powers of Attorney for:

               Thomas J. Wilson, II      Director, President and
                                         Chief Operating Officer
                                         (Principal Executive Officer)
               John R. Hunter            Director and Vice President
               Kevin R. Slawin           Director and Vice President
                                         (Principal Financial Officer)
               Casey J. Sylla            Director and Chief Investment Officer
               Samuel H. Pilch           Controller
                                         (Principal Accounting Officer)